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                                                                    EXHIBIT 99.3

                      EXCHANGEABLE SHARE SUPPORT AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the 12th day of March, 2002, between divine, Inc., a corporation existing under the laws of Delaware (hereinafter referred to as "PARENT") and Delano Technology Corporation, a corporation existing under the laws of Ontario (hereinafter referred to as "COMPANY").

RECITALS:

     (a) In connection with a combination agreement (the "COMBINATION AGREEMENT") dated as of March 12, 2002 between Parent and Company, as further amended, supplemented and/or restated, the common shares of Company held by certain persons are to be exchanged for exchangeable shares (the "EXCHANGEABLE SHARES") of Company upon a reorganization of Company's share capital pursuant to the plan of arrangement contemplated by the Combination Agreement; and

     (b) Pursuant to the Combination Agreement, Parent and Company are required to execute a support agreement substantially in the form of this agreement.

     In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of arrangement of Company, which Share Provisions shall be as set out in Appendix 1 to the Plan of Arrangement, unless the context requires otherwise.

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS

     The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "ARTICLE" or "SECTION" followed by a number or a letter refer to the specified Article or section of this agreement. The terms "THIS AGREEMENT", "HEREOF", "HEREIN" and "HEREUNDER" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  NUMBER, GENDER

     Words importing the singular number only shall include the plural and VICE VERSA. Words importing any gender shall include all genders.

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1.4  DATE FOR ANY ACTION

     If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                         COVENANTS OF PARENT AND COMPANY

2.1  COVENANTS REGARDING EXCHANGEABLE SHARES

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

     (a) not declare or pay any dividend on the Parent Common Shares unless (i) Company shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an "EQUIVALENT DIVIDEND") and (ii) Company shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend; or, if the dividend is a stock dividend, in lieu of such dividend Company effects an economically equivalent (as determined in accordance with section 2.7(d)) subdivision of the outstanding Exchangeable Shares (an "EQUIVALENT STOCK SUBDIVISION");

     (b) advise Company sufficiently in advance of the declaration by Parent of any dividend on Parent Common Shares and take all such other actions as are reasonably necessary, in co-operation with Company, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares; or, the record date and the effective date for the Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the Parent Common Shares;

     (c) ensure that the record date for any dividend declared on Parent Common Shares is not less than 10 Business Days after the declaration date of such dividend;

     (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Parent or its Affiliates) upon the liquidation, dissolution or winding-up of Company, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Company, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Company to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions; and

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     (e)  take all such actions and do all such things as are reasonably necessary or desirable to perform its obligations upon exercise of the Parent Call Right, the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to deliver or cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Parent Call Right or the Redemption Call Right, as the case may be; and

     (f) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Company or any other distribution of assets of Company among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Company or any other distribution of the assets of Company among its shareholders for the purpose of winding up its affairs.

2.2  SEGREGATION OF FUNDS

     Parent will cause Company to deposit a sufficient amount of funds in a separate account of Company and segregate a sufficient amount of such other assets and property as is necessary to enable Company to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3  RESERVATION OF PARENT COMMON SHARES

     Parent hereby represents, warrants and covenants in favour of Company that Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by section 2.7) without duplication: (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Shares, to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right or the Parent Call Right with respect to the transfer and delivery of Parent Common Shares and to enable and permit Company to meet its obligations hereunder and under the Share Provisions.

2.4  NOTIFICATION OF CERTAIN EVENTS

     In order to assist Parent to comply with its obligations hereunder Company will notify Parent of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of Company to institute voluntary liquidation, dissolution or winding-up proceedings with respect

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          to Company or to effect any other distribution of the assets of
          Company among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     (b) promptly, upon the earlier of receipt by Company of notice of and Company otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Company or to effect any other distribution of the assets of Company among its shareholders for the purpose of winding up its affairs;

     (c)  immediately, upon receipt by Company of a Retraction Request;

     (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

     (e) as soon as practicable upon the issuance by Company of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for Common Shares pursuant to the Arrangement).

2.5  DELIVERY OF PARENT COMMON SHARES TO COMPANY

     In furtherance of its obligations under section 2.1(d) and section 2.1(e), upon notice from Company of any event that requires Company to cause Parent Common Shares to be delivered to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to Company (unless Company already has sufficient Parent Common Shares) the requisite number of Parent Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Company may direct. All such Parent Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

2.6  QUALIFICATION OF PARENT COMMON SHARES

     If any Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Parent and delivered by Parent at the direction of Company, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions

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and do all such things as are reasonably necessary or desirable to cause such Parent Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States or Canadian law, as the case may be. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares (or such other shares or securities) have been listed by Parent and remain listed and are quoted or posted for trading at such time.

2.7  ECONOMIC EQUIVALENCE

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding:

     (a) Parent will not without prior approval of Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

          (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii), (C) evidences of indebtedness of Parent or (D) assets of Parent;

          unless in each case the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any shares or securities issued or distributed by Parent in order to give effect to and to

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          consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

     (b) Parent will not without the prior approval of Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

          (ii) reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

          (iii) reclassify or otherwise change Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares;

          unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any shares or other securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

     (c)  Parent will ensure that the record date for any event referred to in section 2.7(a) or section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to Company).

     (d) The Board of Directors of Company shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or section 2.7(b) and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Company to be relevant, be considered by the Board of Directors of
          Company:

          (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants, and the Current Market Price of a Parent Common Share;

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          (iii)   in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors of Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such beneficial owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates or the fact that the Exchangeable Shares will not be listed on any stock exchange, and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

     (e) Company agrees that, to the extent required, upon due notice from Parent, Company will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Company, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8  TENDER OFFERS

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Shares (an "OFFER") is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by Company or purchased by Parent pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the

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holders of Parent Common Shares. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that a retraction of Exchangeable Shares to so participate may be effective only upon, and conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer. Nothing herein shall affect the rights of Company to redeem (or Parent to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

2.9  OWNERSHIP OF OUTSTANDING SHARES

     Parent covenants and agrees in favour of Company that, without the prior approval of Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, as long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Company.

2.10 PARENT AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

     Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 ORDINARY MARKET PURCHASES

     For greater certainty, nothing contained in this agreement, including without limitation the obligations of Parent contained in section 2.8, shall limit the ability of Parent (or any of its Affiliates including, without limitation, Company) to make a "Rule 10b-18 Purchase" of Parent Common Shares in compliance with Rule 10b-18 of the U.S. SECURITIES AND EXCHANGE ACT OF 1934, as amended, or any successor provisions thereof, or to make ordinary market or privately negotiated purchases of Parent Common Shares and otherwise in accordance with applicable laws and regulatory or stock exchange requirements.

                                    ARTICLE 3
                                PARENT SUCCESSORS

3.1  CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

     As long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become

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the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom unless, but may do so if:

     (a) such other Person or continuing corporation or, in the event of any merger, amalgamation or similar transaction pursuant to which holders of shares in Parent are entitled to receive shares in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or legal entity (in each case, the "PARENT SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto or otherwise agrees to become bound by the terms and provisions of this agreement, in either case together with such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this agreement; and

     (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of Company or the holders of the Exchangeable Shares.

3.2  VESTING OF POWERS IN SUCCESSOR

     Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this agreement in the name of Parent or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3  WHOLLY-OWNED SUBSIDIARIES

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (if all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent) or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

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                                    ARTICLE 4
                                     GENERAL

4.1  TERM

     This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Parent and any of its Affiliates.

4.2  CHANGES IN CAPITAL OF PARENT AND COMPANY

     At all times after the occurrence of any event contemplated pursuant to section 2.7 and section 2.8 or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  SEVERABILITY

     If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4  AMENDMENTS, MODIFICATIONS

     (a) Subject to sections 4.2, 4.3 and 4.5, this agreement may not be amended or modified except by an agreement in writing executed by Company and Parent and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

     (b) No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5  MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

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                                     - 11 -

     (a) adding to the covenants of any or all parties provided that the Board of Directors of each of Company and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Company and Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to Company and Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Company and Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6  MEETING TO CONSIDER AMENDMENTS

     Company, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4. Any such meeting or meetings shall be called and held in accordance with this Agreement, the bylaws of Company, the Share Provisions and all applicable laws.

4.7  ENUREMENT

     This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8  NOTICES TO PARTIES

     (a) All notices and other communications between the parties to this agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

                         To Parent or Company,

                         c/o  1301 N. Elston Avenue
                         Chicago, IL 60622
                         USA

                         Attention: General Counsel

          with a copy (which shall not constitute notice) to:

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                                     - 12 -

                         Bell, Boyd & Lloyd LLC
                         70 West Madison Street
                         Three First National Plaza
                         Chicago, IL 60602-4207
                               USA

                         Attention:  D. Mark McMillan

                               -and-

                               Osler, Hoskin & Harcourt
                               1 First Canadian Place
                               Box 50
                               Toronto, Ontario  M5X 1B8

                               Attention:  Linda Robinson

                               -and-

                               Goodmans LLP
                               250 Yonge Street
                               Suite 2400
                               Toronto, ON M5B 2M6

                               Attention:  Stephen Halperin

     (b) Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.9  COUNTERPARTS

     This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10 JURISDICTION

     This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.11 ATTORNMENT

     Each of the parties hereto agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any

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                                     - 13 -

such judgment by the courts of any other jurisdiction, and Parent hereby appoints Company at its registered office in the Province of Ontario as attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                       divine, Inc.


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       Delano Technology Corporation


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title: